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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 22, 2006

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                             NATIONAL LAMPOON, INC.
               (Exact name of registrant as specified in Charter)



         Delaware                         0-15284                 95-4053296
(State or other jurisdiction of     (Commission File No.)       (IRS Employee
incorporation or organization)                               Identification No.)


                              8228 Sunset Boulevard
                          Los Angeles, California 90046
                    (Address of Principal Executive Offices)

                                  310-474-5252
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13(e)-4(c)) [GRAPHIC OMITTED]


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Item 5.02       Appointment of Principal Officers

                On December 22, 2006 National Lampoon, Inc. retained the services of Mr. David Kane as our interim Chief Financial Officer.

                Mr. Kane joins National Lampoon, Inc. from his financial consulting practice where, since 2000, he has been a financial consultant for entertainment and media companies. Prior to his consulting practice, Mr. Kane served as Chief Financial Officer of the Left Bank Organization, a record label and music management company. He also served as the Chief Financial Officer for GreatDomains.com, an internet start-up company which was eventually sold to VeriSign. Mr. Kane spent the early part of his career working as Director of Finance for Virgin Records and Chief Financial Officer of Focus Affiliates, a publicly held electronics distributor.

                There is no family relationship between Mr. Kane and any of our directors or executive officers.

                Since the beginning of our last fiscal year and currently, Mr. Kane was not a party to any transaction or proposed transaction to which we were, or are to be, a party, as described in Item 404(a) of Regulation S-B.

Item 9.01       Financial Statements and Exhibits.

                Exhibit 99      Press release

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2006

                                   NATIONAL LAMPOON, INC.



                                   By: /s/ Daniel S. Laikin
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                                       Daniel S. Laikin, Chief Executive Officer